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                                                                Exhibit 10.13

                         [CANON SALES CO., INC. LETTERHEAD]


                           MEMORANDUM OF UNDERSTANDING

This memorandum of understanding is to clarify the mutual understanding between HPL, Inc. (hereinafter called "HPL") and Canon Sales Co., Inc. (hereinafter called "Canon Sales") with regards to their business relationship under the Business Agreement executed by the parties on the 15th of March, 2000 (hereinafter called the "Agreement"), and the Master Software License Agreement referenced therein.

Both parties agree that:

1. Canon Sales is HPL's distributor for HPL Products in Japan. Canon Sales purchases HPL Products from HPL, imports the HPL Products into Japan, and sells the HPL Products in Japan as "media" or "systems" to its customers (hereinafter called "Customers").

2. No license is granted to Canon Sales under the Agreement except as necessary to fulfill its obligations thereunder, including limited utilization of the HPL Products for demonstration, evaluation and performance of support activity purposes.

3. Canon Sales does not have the right to license or sublicense the HPL Products, and all references to or incidents of the terms "licenses" or "licensing" in the Agreement are clerical errors to be stricken and disregarded.

4. The Master Software License Agreement is to be replaced by an End-User Software Agreement that more accurately reflects the terms under which Customers may purchase HPL Products.

5. All sales to Customers by Canon Sales are subject to the End-User Software Agreement. Payment terms for such sales could be determined between Canon Sales and Customers. Customers make no payments to HPL for HPL Products.

6. With respect to Section 3.10 of the Agreement, only Demonstration Products that are superseded by updated Products shall be exchanged by Supplier for the upgraded Product at no additional charge upon return of the outdated Product to Supplier. New Demonstration Products shall be purchased subject to Section 4.3 of the Agreement.


HPL Inc.                               Canon Sales Co., Inc.



/s/ David Y. Lepejian                  /s/ Ken Horikawa
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David Y. Lepejian                      Ken Horikawa
President & CEO                        Division General Manager
                                       Semiconductor Equipment Sales HQ

Feb 20, 2000                           Jan. 17, 2001
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Date                                   Date